MFS SERIES TRUST XII


                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST


                             REDESIGNATION OF SERIES


      Pursuant to Sections 6.11 and 9.3 of the Declaration of Trust dated June 29, 2005, as amended (the "Declaration"), of MFS Series Trust XII (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

      The  series  (hereinafter  "LRT") designated as  MFS  Lifetime  Retirement
            Income Fund shall be redesignated as MFS Lifetime Income Fund.

      Pursuant to Section 10.1 of the Declaration, this redesignation of series of Shares shall be effective August 28, 2014.


                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

      Pursuant to Sections 6.10 and 9.3 of the Declaration of Trust dated June 29, 2005, as amended (the "Declaration"), of MFS Series Trust XII, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of LRT, a series of the Trust, to create additional classes of shares, within the meaning of Section 6.10, as follows:

1. The additional classes of Shares are designated "Class 529A Shares," "Class 529B Shares," and "Class 529C Shares";

2. Class 529A Shares, Class 529B Shares, and Class 529C Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

3. The purchase price of Class 529A Shares, Class 529B Shares, and Class 529C Shares, the method of determination of the net asset value of Class 529A Shares, Class 529B Shares, and Class 529C Shares, the price, terms and manner of redemption of Class 529A Shares, Class 529B Shares, and Class 529C Shares, any conversion feature of Class 529A Shares, Class 529B Shares, and Class 529C Shares, and relative dividend rights of holders of Class 529A Shares, Class 529B Shares, and Class 529C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

4. All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

      Pursuant to 10.1 of the Declaration, this establishment and designation of classes of Shares shall be effective August 28, 2014.


                            CHANGE OF PRINCIPAL OFFICE

      Pursuant to Section 9.3 of the Declaration, the undersigned, constituting a majority of the Trustees of the Trust, hereby amend Section 10.3 of the Declaration to read in its entirety as follows:

            "Section 10.3. Principal Office. The principal office of the Trust is 111 Huntington Avenue, Boston, Massachusetts 02199. The Trustees, without a vote of Shareholders, may change the principal office of the Trust."



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IN WITNESS WHEREOF, a majority of  the  Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of August 25, 2014 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the Declaration.

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|                                     |                             |
|                                     |                             |
|STEVEN E. BULLER                     |JOHN P. KAVANAUGH            |
|Steven E. Buller                     |John P. Kavanaugh            |
|c/o MFS Investment Management        |c/o MFS Investment Management|
|111 Huntington AvenueBoston, MA 02199|111 Huntington Avenue        |
|                                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|ROBERT E. BUTLER                     |ROBERT J. MANNING            |
|Robert E. Butler                     |Robert J. Manning            |
|c/o MFS Investment Management        |MFS Investment Management    |
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|MAUREEN R.  GOLDFARB                 |MARYANNE L. ROEPKE           |
|Maureen R. Goldfarb                  |Maryanne L. Roepke           |
|c/o MFS Investment Management        |c/o MFS Investment Management|
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|DAVID H. GUNNING                     |ROBIN A. STELMACH            |
|PersonNameDavid H. Gunning           |Robin A. Stelmach            |
|c/o MFS Investment Management        |MFS Investment Management    |
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|WILLIAM R. GUTOW                     |LAURIE J. THOMSEN            |
|PersonNameWilliam R. Gutow           |Laurie J. Thomsen            |
|c/o MFS Investment Management        |c/o MFS Investment Management|
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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|                                     |                             |
|                                     |                             |
|MICHAEL HEGARTY                      |ROBERT W. UEK                |
|Michael Hegarty                      |Robert W. Uek                |
|c/o MFS Investment Management        |c/o MFS Investment Management|
|111 Huntington Avenue                |111 Huntington Avenue        |
|Boston, MA 02199                     |Boston, MA 02199             |
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